UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 19, 2008

RIM SEMICONDUCTOR COMPANY
(Exact name of registrant as specified in its charter)

Utah	000-21785	95-4545704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

305 NE 102nd Ave, Suite 350, Portland, Oregon 97220
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (503) 257-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

0 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

0 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

0 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

0 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

Effective April 19, 2008, the Company entered into amendment agreements with Professional Offshore Opportunity Fund, Ltd. and Generation Capital Associates, two institutions that collectively hold unconverted two-year 7% Senior Secured Convertible Debentures (the “2006 Debentures”) with an aggregate principal amount of $425,000 (the “April 19 Amendments”).  In exchange for aggregate cash consideration of  $23,181, the April 19 Amendments amend the terms of the two subject 2006 Debentures to extend the maturity date on such debentures until May 10, 2008.  The April 19 Amendments also included waivers of any event of default relating to failure to pay amounts due that may have occurred under the terms of such 2006 Debentures prior to the date thereof.  The 2006 Debentures originally were due and payable on March 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rim Semiconductor Company

Dated: April 23, 2008	By:	/s/ Brad Ketch
Brad Ketch President and Chief Executive Officer